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                                                                 Exhibit 4.1

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                         SECOND SUPPLEMENTAL INDENTURE


                                 ------------


                          CEX HOLDINGS, INC., Issuer


                                THE GUARANTORS


                                      and

                     U.S. BANK TRUST NATIONAL ASSOCIATION
                                  as Trustee


                           Dated as of May 18, 1998


                                 ------------


         Supplement to Indenture dated as of February 28, 1994, relating to 9 1/8% Senior Subordinated Notes Series B due 2004, among CEX Holdings, Inc. as Issuer, the Guarantors named therein, and U.S. Bank Trust National Association (formerly known as First Trust National Association), as Trustee, as supplemented by the Supplemental Indenture dated as of June 18, 1996, by and among CEX Holdings, Inc. and U.S. Bank Trust National Association, as Trustee.


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

     SECOND SUPPLEMENTAL INDENTURE (the "Second Supplemental Indenture") dated as of May 18, 1998, between CEX Holdings, Inc., a Colorado corporation (the "Company"), and U.S. BANK TRUST NATIONAL ASSOCIATION, as Trustee under the Indenture hereinafter mentioned (the "Trustee") with respect to the 9 1/8% Senior Subordinated Notes of the Company Series B due 2004 (the "Securities") of the Company.


                                   RECITALS

           A. Pursuant to an Indenture dated as of February 28, 1994 among the Company, the Guarantors named therein, and the Trustee, as supplemented by that certain Supplemental Indenture dated June 18, 1996 (the "Indenture"), the Company issued $100,000,000 aggregate principal amount of the Securities. Capitalized terms used and not otherwise defined herein shall have the meanings assigned thereto in the Indenture.

           B. On April 29, 1998, the Company commenced soliciting consents (the "Consent Solicitation") to certain amendments to the Indenture (the "Amendments") pursuant to an Offer to Purchase and Consent Solicitation Statement dated as of such date (the "Statement").

           C. On May 13, 1998, pursuant to the Consent Solicitation, the Company obtained consents to the Amendments from holders of in excess of a majority of the aggregate principal amount of the Securities.

           D. Section 9.02 of the Indenture provides, among other things, that the Company and the Trustee may, with the consent of the Holders of no less than a majority in aggregate principal amount of the outstanding Securities (the "Requisite Consents"), amend the Indenture in certain respects.

           E. The Board of Directors of the Company duly adopted resolutions authorizing the Company to execute and deliver this Second Supplemental Indenture.

           F. The purpose of this Second Supplemental Indenture is to effect the Amendments. This Second Supplemental Indenture shall become operative on and as of the date, and only on as of the date, upon which all of the conditions set forth in Section 2.01 hereto shall be satisfied.
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                                   ARTICLE 1

                            AMENDMENTS TO INDENTURE

     Section 1.01. Limitation on Restricted Payments. Section 4.3 of the Indenture is hereby deleted in its entirety.

     Section 1.02. Payment of Taxes and Other Claims. Section 4.5 of the Indenture is hereby deleted in its entirety.

     Section 1.03. Maintenance of Property and Insurance. Section 4.6 of the Indenture is hereby deleted in its entirety.

     Section 1.04. Compliance Certificate; Notice of Default. Section 4.7 of the Indenture is hereby deleted in its entirety.

     Section 1.05. Reports. Section 4.8 of the Indenture is hereby deleted in its entirety.

     Section 1.06. Limitation on Status as Investment Company. Section 4.9 of the Indenture is hereby deleted in its entirety.

     Section 1.07. Limitation on Transactions with Affiliates. Section 4.10 of the Indenture is hereby deleted in its entirety.

     Section 1.08. Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock. Section 4.11 of the Indenture is hereby deleted in its entirety.

     Section 1.09. Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries. Section 4.12 of the Indenture is hereby deleted in its entirety.

     Section 1.10. Limitations on Layering Indebtedness; Liens. Section 4.13 of the Indenture is hereby deleted in its entirety.

     Section 1.11. Waiver of Stay, Extension or Usury Laws. Section 4.15 of the Indenture is hereby deleted in its entirety.

     Section 1.12. Rule 144A Information Requirement. Section 4.16 of the Indenture is hereby deleted in its entirety.

     Section 1.13. Limitation on Lines of Business. Section 4.17 of the Indenture is hereby deleted in its entirety.


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     Section 1.14.  Restrictions on Sale and Issuance of Capital Stock. Section
4.18 of the Indenture is hereby deleted in its entirety.

     Section 1.15. Future Subsidiary Guarantors. Section 4.19 of the Indenture is hereby deleted in its entirety.

     Section 1.16. Limitation on Merger, Sale or Consolidation. Section 5.1 of the Indenture is hereby deleted in its entirety.

                                   ARTICLE 2

                                 MISCELLANEOUS

     Section 2.01. Conditions to Operativeness. This Second Supplemental Indenture shall become operative on and as of the date, and only on and as of the date, upon which all of the following conditions shall be satisfied:

     (a) counterparts hereof shall have been executed and delivered by all of the parties hereto;

     (b) the Company shall have obtained the Requisite Consents with respect to the Amendments; and

     (c) the Company shall have accepted for payment Securities validly tendered pursuant to its offer to purchase Securities as set forth in the Statement.

     Section 2.02. Counterparts. This instrument may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute the instrument by signing any such counterpart.

     Section 2.03. Governing Law. The laws of the State of New York shall govern this Second Supplemental Indenture without regard to principles of conflict of laws.

     Section 2.04. Recitals. The recitals herein are made by the Company. The Trustee shall have no responsibility for such recitals.

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     IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental
Indenture to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.


ATTEST:                                CEX HOLDINGS, INC.

/s/ Kyle M. Hall                       By /s/ Gary M. Jacobs
-------------------------------          -------------------------------
Name: Kyle M. Hall                       Name: Gary M. Jacobs
Title: Assistant Vice President          Title: Executive Vice President



ATTEST:                                U.S. BANK TRUST NATIONAL
                                        ASSOCIATION, as Trustee

/s/ Richard H. Prokosch                By /s/ Judith M. Zuzek
-------------------------------          -------------------------------
Name: Richard H. Prokosch                Name: Judith M. Zuzek
Title: Assistant Secretary               Title: Trust Officer



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